Exhibit 99.2

Riot Blockchain's TessPay Enters Definitive Agreement
for Merger with Publicly Traded Cresval Capital Corp

CASTLE ROCK, Colo., Jan 17, 2017 — Riot Blockchain Inc. (Nasdaq: RIOT) (the "Company") today announced that its majority owned Tess Inc. ("TessPay") has entered into a definitive merger agreement (the "Agreement") to merge with Cresval Capital Corp. ("Cresval"). TessPay is a blockchain company developing a supply chain payment platform for businesses to attempt to guarantee payment on time and in full.  After the closing of the anticipated merger, TessPay will be publicly traded on the TSX Venture Exchange (the "TSXV") and change its name to "TessPay Inc.".

The Agreement provides that TessPay will be issued 80,000,000 shares of Cresval, and the present shareholders of Cresval will retain 8,400,000 shares of the combined company TessPay post-merger. Riot Blockchain will receive 41,600,000 shares resulting from its 52% ownership of TessPay.  Concurrent with the proposed merger, TessPay Inc. will execute a private placement financing of CAD $3,500,000 in the form of a convertible note at CAD $0.10 per share into TessPay.

The parties expect that the merger can be completed by the 2nd quarter of 2018. No assurance can be given that the proposed merger will be consummated, or that the combined company will be able to obtain adequate funds needed to fund its business plan.

The merger would be the first of Riot Blockchain's investments to become a stand-alone public company.  Haywood Securities Inc acted as a financial advisor on the transaction.

The blockchain is a decentralized and encrypted ledger that offers a secure, efficient, verifiable and permanent way of storing records and other information without the need for intermediaries. These protocols are the backbone of numerous digital currencies, including Bitcoin, Ethereum and Litecoin. Blockchain protocols have a wide range of use, including processing transactions, accounting, verification and proof of ownership across a far-reaching spectrum of applications.

About Riot Blockchain

Riot Blockchain, Inc. is leveraging its expertise and a network of professional advisors to build and support blockchain technologies.  It is establishing an Advisory Board with technical experience intending to become a leading authority and supporter of blockchain, while providing investment exposure to the rapidly growing Bitcoin and blockchain ecosystems. For more information, visit http://www.RiotBlockchain.com/.

About TessPay

TessPay is a blockchain company developing a payments ecosystem for component and sub-component supply chain settlements (payments).  TessPay believes a transition will occur from the present state wherein payments down a supply chain are essentially manual (triggered by a manager or trusted party) to a blockchain protocol that mandates simultaneous payment of all component and sub-component suppliers when the primary party makes a payment into the chain.

TessPay intends to develop and utilize TessPay Smart Contracts, wherein a payment from the primary party in the chain would be automatically apportioned to all other eligible parties in the chain concomitant with payment by the primary party. The creditworthy financial condition of the primary party would facilitate lender involvement in the supply chain under the security afforded by the TessPay Smart Contract.  The first TessPay smart contracts payment system will be tailored to the needs of the international telecommunications industry in respect of cross border telephone calls. For more information, visit http://tesspay.io/.

Safe Harbor

The information provided in this press release may include forward-looking statements relating to future events or the future financial performance of the Company. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as "anticipates," "plans," "expects," "intends," "will," "potential," "hope" and similar expressions are intended to identify forward-looking statements.  These forward-looking statements are based upon current expectations of the Company and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release relating to the Company may be found in the Company's periodic filings with the Securities and Exchange Commission, including the factors described in the sections entitled "Risk Factors", copies of which may be obtained from the SEC's website at www.sec.gov. The parties do not undertake any obligation to update forward-looking statements contained in this press release.

Media Contacts
Karen Chase or Travis Kruse
Russo Partners, LLC
(646) 942-5627
(212) 845-4272
karen.chase@russopartnersllc.com
travis.kruse@russopartnersllc.com

Investor Contact
IR@RiotBlockchain.com